TECHNOLOGY JOINT VENTURE AGREEMENT

THIS AGREEMENT is dated for reference the 17th day of January, 2005.

BETWEEN:

SMSMOBILITY, INC., a company duly incorporated under the laws of Nevada and having offices located at 7361 Prairie Falcon Road, Suite 110, Las Vegas, NV 89128

(hereinafter called “SMSMobility”")

OF THE FIRST PART

AND:

MONEYFLOW SYSTEMS INTERNATIONAL INC., a company duly incorporated within the State of Nevada and having offices located at 6075 Eastern Avenue, Suite 1, Las Vegas, Nevada 89119

(hereinafter together called “MoneyFlow”)

OF THE SECOND PART

WHEREAS:

MoneyFlow is involved with the development and sale of Digital Video Recorders and a proprietary technology employed in the Remote Digital Surveillance Systems and ATM access notification security and SMSMobility has licensed certain proprietary wireless applications which may have significant product enhancement benefits to MoneyFlow.

A.

SMSMobility has certain license rights as well as certain proprietary rights and intellectual property interests in wireless communications SMS (Short Message Service) technology, business models and concepts (the “Technology”).

B.

SMSMobility has executed an exclusive Licensing Agreement (“Joint Venture & Technology License Agreement”) a copy of which is hereto attached as Schedule “D”, which grants SMSMobility the exclusive rights to develop and commercialize the Technology herein described.

C.

SMSMobility has the right to enter into this Agreement and co-venture, assign, license or co-develop its License rights to the Technology with MoneyFlow as long as MoneyFlow agrees to abide by and continue to uphold the terms and conditions set forth in the “Joint Venture & Technology License Agreement” (Schedule “D”);

D.

MoneyFlow, is desirous of furthering the completion of the development of the Technology and assisting in providing the necessary funding to complete such project;

E.

Based upon the representations and warranties set forth herein, MoneyFlow has agreed to co-develop the Technology on the terms and conditions set forth herein as these pertain to all Rights to sales and marketing of the Technology within Canada and the United States in consideration of the allotment and issuance of fully paid and non-assessable common shares without par value in the capital of SMSMobility (the "Consideration") as herein provided for.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the aforesaid agreements and the mutual covenants and conditions herein contained, SMSMobility covenants and agrees with MoneyFlow, and MoneyFlow covenants and agrees with SMSMobility as follows:

SECTION   1.

INTERPRETATION AND DEFINITIONS

SECTION   1.1

Definitions

For all purposes of this Agreement:

(a)

Closing Date" means the 21st day of January, 2005, or such other date as the Parties hereto may mutually agree;

(b)

"Consideration Shares" means, in the aggregate, 8,500,000 common shares in the capital stock of SMSMobility.

(c)

"Exchange" means the Over-The-Counter Bulletin Board Quote System or the Pink Sheets market.

(d)

“Business” means the intellectual property interest in the business concepts, business model and plan involved with the development and management of the Technology to create, distinguish and differentiate the Business from the competition.

(e)

“The Technology” means SMSMobility’s rights in and to technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data specified in a US Patent Pending Technology related to the Technology, and all subsequent related modifications, filings and patent applications (“The Technology”) which were licensed to SMSMobility.

SECTION   1.2

Interpretation

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

"This Agreement" means this Agreement and all Schedules attached hereto;

(b)

Any reference in this Agreement to a designated "Article", "Section", "Schedule" or other subdivision refers to the designated Article, Section, Schedule or other subdivision of this Agreement;

(c)

The headings used in this Agreement are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(d)

The words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(e)

Unless otherwise stipulated herein, all references to currency are deemed to mean lawful money of the United states of America and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of the United States of America;

(f)

The word "including", when following any general statement term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such work or to similar items or matters, whether or not non-limited language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(g)

Any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(h)

Words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa; and

(i)

"Person" means an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative.

SECTION   1.3

Schedules

The following are the Schedules to this Agreement, and are incorporated herein by reference:

Schedule "A":

Payment Shares

Schedule "B":

Description of the Technology and Business

Schedule “C”

Closing Agenda

Schedule “D”

Joint Venture & Technology License Agreement

SECTION   2.

PURCHASE AND SALE

SECTION   2.1

            Purchase and Sale

Based upon the representations, warranties and covenants of the parties herein contained and subject to the conditions herein contained, MoneyFlow and SMSMobility hereby agree to co-develop new technology and applications employing the Technology; the Remote Surveillance Equipment; security enhancements for the ATM business; as well as develop marketing and distribution channels for such applications.

SECTION   2.2

            Consideration

The parties agree that in connection with the co-development efforts hereunder the parties will advance the following mutual consideration to each to the other:

MoneyFlow shall:

(a)

Advance to SMSMobility by way of a loan the sum of Fifty Thousand dollars ($50,000);

(b)

Make available to SMSMobility such technological information as it may have procured or developed within its surveillance division in connection with equipment or applications;

(c)

Provide such information as may be reasonably be required to develop the ATM security enhancement application(s);

(d)

MoneyFlow further agrees to honor all existing contracts, sub-contracts and business arrangements executed or committed to by SMSMobility which relate to the Technology and the Technology License in various industries

SMSMobility shall:

(e)

Allot and issue to MoneyFlow Eight Million Five Hundred Thousand (8,500,000) fully paid and non-assessable common shares of SMSMobility (the "Consideration Shares") at a deemed value of $0.01 USD per share, as compensation for the co-development of Technology for sales and distribution within the United States and Canada.

(f)

SMSMobility further agrees to pay all of the filing and registration costs, including the legal fees associated with this issuance.

SECTION   2.3

            Hold Conditions

MoneyFlow acknowledges and agrees that some or all of the Consideration Shares to be received by them may be subject to minimum hold periods imposed by the relevant regulatory authorities (“Regulatory Authorities”), such shares to be "Free Trading" only upon the expiry of such minimum hold periods, unless prior release is otherwise agreed to by the Regulatory Authorities.

SECTION   3.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SMSMOBILITY

SECTION   3.1

            SMSMobility's Representations and Warranties

SMSMobility represents and warrants to MoneyFlow as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereof, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, that:

(a)

SMSMobility is a company duly incorporated, validly existing and in good standing under the laws of Nevada and has the necessary corporate capacity and is fully qualified in each jurisdiction in which it carries on business or holds assets to carry on the business which it now carries on and to hold the assets which it now holds;

(b)

As of the date of the Closing of this Agreement, the authorized capital of SMSMobility will consist of 100,000,000 common shares with a par value of $0.001 per share, of which 50,164,822 shares are or will have been validly issued and will be outstanding as fully paid and non-assessable subject always to PART 3.1(c) hereof;

(c)

Other than as previously disclosed no person or company has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

(i)

to require SMSMobility to issue any share in its capital or to convert any securities of SMSMobility into shares in its capital; or

(ii)

for the issue or allotment of any of its authorized but unissued SMSMobility's Common Shares; or

(iii)

to require SMSMobility to purchase, redeem or otherwise acquire any of its issued and outstanding SMSMobility's common shares; other than as provided hereafter;

(iv)

Other than the 50,000,000 Payment Shares to be issued pursuant to this Agreement and the additional terms outlined and agreed to in Section 2.2 (b), (c), and (d).

(d)

SMSMobility holds all permits, licenses, consents and authorities issued by any government or governmental authority which are necessary in connection with the operation of its business and of the ownership of its business and of the ownership of its properties and assets;

(e)

SMSMobility has not declared or paid any dividends of any kind nor declared nor made any other distributions or any kind whatsoever including, without limitation, by way of redemption or repurchase of SMSMobility's Common Shares or reduction of capital;

(f)

There has been no material adverse change in the financial condition and position of SMSMobility and no damage, loss destruction or other change in circumstances materially affecting the business, property or assets of SMSMobility or its right or capacity to carry on business since the date of the Financial Statements of SMSMobility;

(g)

SMSMobility has not engaged in any transaction nor made any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would materially adversely affect its operations, property, assets or financial condition;

(h)

SMSMobility has not purchased, leased or acquired or agreed to purchase, lease or acquire, any additional property or assets and has not sold, transferred, disposed, mortgaged, pledged, charged, leased or otherwise encumbered, or agreed to sell, transfer, dispose of, mortgage, pledge, charge, lease or otherwise encumber, any of its property or assets other than those acquired by it or sold, disposed of or encumbered by it in the course of its normal and ordinary day to day business;

(i)

SMSMobility has not waived or surrendered any right of substantial value and has not made any gift of money or of any of its property or assets;

(j)

SMSMobility has carried on its business in the normal course;

(k)

Other than previously disclosed by SMSMobility to MoneyFlow, SMSMobility does not have outstanding any continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by it in the course of its normal and ordinary day to day business;

(l)

Other than previously disclosed by SMSMobility to MoneyFlow and the Principals, there are no management contracts or consulting contracts to which SMSMobility is a party or by which it is bound, no amount is payable or has been agreed to be paid by SMSMobility to any person as remuneration, pension, bonus, share of profits or other similar benefit, and no director, officer or member, or former director, officer or member, of SMSMobility, nor any associate or affiliate of any such person, has any claims of any nature against, or is indebted to SMSMobility;

(m)

SMSMobility is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under or in breach of, and neither this Agreement nor the consummation of the transactions contemplated hereby will conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of SMSMobility under its constating documents, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and SMSMobility is entitled to all benefits thereunder;

(n)

There are no actions, suits proceedings or investigations pending to the knowledge of SMSMobility, threatened against or affecting SMSMobility, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority, other than as previously disclosed to the Principal;

(o)

SMSMobility has good and marketable title or leasehold title to all of its properties and assets shown or reflected in the Financial Statements of SMSMobility and such properties and assets are free and clear of any liens, charges or encumbrances;

(p)

The Financial Statements of SMSMobility are true and correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the business, property, assets and financial position of SMSMobility as at the date of the Financial Statements of SMSMobility and the results of its operations for the period then ended and there are no liabilities of SMSMobility, contingent or otherwise, not reflected in the Financial Statements of SMSMobility;

(q)

There are no contractual obligations of SMSMobility considered onerous by SMSMobility which have not been disclosed to the Principal and SMSMobility has no information or knowledge of facts pertaining to SMSMobility which, if known to MoneyFlow, might reasonably be expected to deter MoneyFlow from completing the transactions contemplated hereby;

(r)

That no change will occur in the constating documents or Articles of SMSMobility from the date hereof to the Closing Date; and

(s)

SMSMobility is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.  The Company is not an investment company subject to reporting requirements of the Investment Company Act of 1940. The Company is not a development stage company that either has no specific business plan or purpose or has indicated that its business is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

SECTION   3.2            Covenants of SMSMobility

SMSMobility covenants and agrees with MoneyFlow that:

(a)

SMSMobility will assist MoneyFlow to every reasonable extent to enable MoneyFlow to secure or otherwise assist SMSMobility obtain the necessary Development Funding in accordance with the terms of this Agreement;

(b)

SMSMobility will, both before and after the Closing Date, execute and do all such further deeds, things and assurances as may be required in the reasonable opinion of MoneyFlow's counsel for more perfectly consummating the transactions contemplated herein;

(c)

If required by the Regulatory Authorities or considered necessary or appropriate by SMSMobility's Counsel, SMSMobility will forthwith take steps to convene either an annual general meeting or an extraordinary general meeting of its shareholders at the earliest opportunity and shall use its best efforts to obtain the approval by the shareholders of the terms of this Agreement; and

(d)

SMSMobility will work with MoneyFlow and the current management of MoneyFlow as a management group to further the objectives of the commercialization of the Technology.

SECTION   3.3

            Negative Covenants

SMSMobility further covenants and agrees with MoneyFlow that it will not, prior to the Closing Date, except with the prior written consent of MoneyFlow;

(a)

Make or assume any commitment, obligation or liability which is outside of the usual and ordinary course of the business of SMSMobility and for the purpose of carrying on the same, but SMSMobility will operate its properties and carry on its business as heretofore and will maintain all of its properties, rights and assets in good order and repair;

(b)

Declare or pay any dividends on its common shares or make any other distributions or appropriations of profits or capital;

(c)

Create or assume any indebtedness or guarantee the obligations of any third party; or

(d)

Sell or otherwise in any way alienate or dispose of any of its assets other than in the ordinary course of business.

SECTION   4.

CONDITIONS

SECTION   4.1

            SMSMobility's Conditions

The obligations of SMSMobility to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of SMSMobility) having been satisfied or expressly waived in writing by SMSMobility:

(a)

Prior to the Closing Date SMSMobility shall not have become aware of any breach of any of the covenants, warranties or representations of MoneyFlow set forth in PARTS 5 and 6 hereof;

(b)

All of the covenants and agreements of MoneyFlow to be observed or performed on or before the Closing Date pursuant to the terms hereof shall have been duly observed or performed; and

(c)

Such documents and other materials (including any materials requested for SMSMobility’s due diligence purposes) in form and content necessary to transfer the specific Sales and Marketing Licence to the Technology from MoneyFlows to SMSMobility as SMSMobility's counsel considers appropriate shall have been delivered by MoneyFlows to SMSMobility.

SECTION   4.2

            MoneyFlow's Conditions

The obligations of MoneyFlow to complete the transactions contemplated hereby are subject to the following conditions (which are for the exclusive benefit of MoneyFlow) having been satisfied or expressly waived in writing by MoneyFlow:

(a)

The authorized capital of SMSMobility does or will consist of 100,000,000 Common shares of which 50,164,822 are or will have been validly allotted and issued and are outstanding as fully paid and non-assessable;

(b)

That this Agreement and all documents prepared in connection with this Agreement have been duly executed and authorized and are valid and binding on SMSMobility in accordance with their terms;

(c)

That SMSMobility's Common Shares to be issued to MoneyFlow have been or will be issued to MoneyFlow in accordance with all applicable provisions of the applicable legislation and the constating documents of SMSMobility and that such shares are fully paid and non-assessable and as to all other legal matters pertaining to SMSMobility and the transactions contemplated hereby as MoneyFlow’s counsel may reasonably require;

(d)

All consents, approvals and authorizations of the Regulatory Authorities required in connection with the transactions herein contemplated have been obtained and are in full force;

(e)

Prior to or on the Closing Date MoneyFlow shall not have become aware of any breach of any of the warranties and representations of SMSMobility set forth in Section 3;

(f)

All of the covenants and agreements of SMSMobility to be observed or performed on or before the Closing Date pursuant to the terms hereof shall have been duly observed or performed;

(g)

SMSMobility has delivered to MoneyFlow on the Closing Date all of the documents required to be delivered hereunder; and

(h)

The transactions contemplated by this Agreement shall have been approved by those Regulatory Authorities having jurisdiction on conditions reasonably acceptable to MoneyFlow.

SECTION   4.3

            Closing Documents

On the Closing Date MoneyFlow shall deliver to SMSMobility and SMSMobility shall deliver to MoneyFlow, the documents and other materials as more particularly set forth in Schedule “C” and “D” attached hereto and forming a part hereof.

SECTION   5.

COVENANTS OF MONEYFLOW

SECTION   5.1

            MoneyFlow’s Covenants

MoneyFlow hereby covenants and agrees with SMSMobility that:

(a)

MoneyFlow is the exclusive distributor of certain Digital Video Surveillance equipment and operates in excess of 300 ATMs and that MoneyFlow is duly vested with the right to licence, improve or otherwise deal with any and all right, title and interest in and to the Technology and that MoneyFlow has full right and authority to enter into this Agreement;

(b)

Upon request from SMSMobility and for the exclusive benefit of SMSMobility, MoneyFlow will take all steps as are reasonably necessary or prudent to obtain, perfect and enforce any and all patent and other intellectual property rights in the Technology and will, at the cost of SMSMobility, register any and all patents in all such countries as SMSMobility may direct.  If MoneyFlow refuses or neglects to apply for and register or to maintain any patents presently existing or hereafter granted, SMSMobility will have the right to take all such action and pay all such monies as are required and for the purposes aforesaid, MoneyFlow hereby constitutes and appoints SMSMobility as its true and lawful attorney; and

(c)

MoneyFlow will forthwith advise SMSMobility of any new developments or modifications to the Technology and all such new developments and modifications will for all purposes be deemed to be part of the Technology covered by this Agreement.

SECTION   6.

REPRESENTATIONS AND WARRANTIES

6.1

MoneyFlow’s Representations and Warranties

MoneyFlow represents and warrants to SMSMobility as continuing representations and warranties, which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereof, then such representation and warranty shall be true and correct on such date, and all representations and warranties herein shall be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, that:

(a)

MoneyFlow will agree that any applicable trade names which may be created are transferred to SMSMobility in connection with the co-development terms set out herein, and that if deemed necessary and advisable, MoneyFlow will consent to and assist in the registration of such trade names or trade styles;

(b)

MoneyFlow holds all permits, licenses, consents and authorities issued by any government or governmental authority which are necessary in connection with the operation of its business and of the ownership of its business and of the ownership of its properties and assets;

(c)

MoneyFlow does not have outstanding any continuing contractual obligations whatsoever relating to or affecting the Business or the Technology other than those contracts entered into by it in the course of its normal and ordinary day to day business;

(d)

MoneyFlow is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under or in breach of, and neither this Agreement nor the consummation of the transactions contemplated hereby will conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the Technology.

(e)

There are no actions, suits proceedings or investigations pending to the knowledge of MoneyFlow, threatened against or affecting MoneyFlow which may result in a claim against SMSMobility or the Technology, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority;

(f)

With respect to the Business, there are no contractual obligations of MoneyFlow considered onerous by MoneyFlow, acting reasonably, which have not been disclosed to SMSMobility and MoneyFlow has no information or knowledge of facts pertaining to MoneyFlow or the Business which, if known to SMSMobility, might reasonably be expected to deter SMSMobility from completing the transactions contemplated hereby;

SECTION   7.

TERMINATION

SECTION   7.1

        Method of Termination.  This Agreement may be terminated by either Party hereto if and only if the other Party (the “Defaulting Party”) is in material breach of any of its obligations hereunder and fails to remedy such breach within 60 days following receipt by the Defaulting Party of written notice from the non-defaulting Party advising of such breach.

SECTION   7.2

        Event of Default.  This Agreement will automatically terminate if:

(a)

SMSMobility becomes insolvent, bankrupt or subject to the provisions of the Winding-up Act, Company Creditors Arrangement Act or Bankruptcy Act, including but without limitation, if any composition, arrangement, proposal or petition under the bankruptcy laws is entered into or filed by or against it or if a receiver, receiver-manager or trustee in bankruptcy or similar officer is appointed to take charge of SMSMobility's affairs or if dissolution proceedings are commenced by or against SMSMobility or if SMSMobility goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, of if it makes a general assignment for the benefit of creditors or otherwise acknowledges its insolvency.

(b)

MoneyFlow breaches the term of this Agreement through unacceptable competitive use of the Technology without the consent of SMSMobility, or fails to provide SMSMobility with appropriate assistance in connection with the application of the Technology.

SECTION   7.3

        Confidential Information.  Upon any termination of this Agreement, SMSMobility will forthwith return to MoneyFlow all documents, instruments, drawings, plans or other materials containing confidential information relating to the Technology, whether such confidential material is in its possession or in the possession of any licensee or any other person.

SECTION   7.4

        Termination and Cancellation  Upon any termination of this Agreement, SMSMobility will cease using the Technology and related Licensed Technology and will cause any licensee or sub-licensee to cease using the Technology and related Licensed Technology.   If Termination is prior to one (1) year from the effective date and termination is a result of MoneyFlow Defaulting on the terms of this Agreement, MoneyFlow shall return the Consideration Shares to SMSMobility for cancellation and return to SMSMobility’s treasury.  If Termination occurs after one (1) year from the effective date of this Agreement the Consideration Shares will remain the property of MoneyFlow and will not be returned to SMSMobility and nor will these Consideration Shares be voided or otherwise diluted by SMSMobility.

SECTION   7.5

        Dispensation of Revenues and Assets  Upon any termination of this Agreement, MoneyFlow will cease making use of the Technology and all intellectual property associated with the Technology and Licensed Technology will be turned over to SMSMobility.  MoneyFlow further agrees, in the event of Termination of this Agreement, not to solicit SMSMobility’s clients either directly or indirectly and that said clients are the sole asset and property of SMSMobility.

SECTION   8.

GENERAL

SECTION   8.1

        Survival of Covenants, Representations and Warranties.  The covenants, representations and warranties of SMSMobility and MoneyFlow contained herein or in certificates or documents delivered pursuant to or in connection with this Agreement will survive the completion of this Agreement and, notwithstanding the completion of the transactions contemplated in this Agreement, will continue in full force and effect from and after the date of this Agreement.

SECTION   8.2

        Indemnity to SMSMobility.   Without prejudicing any other remedy available to SMSMobility at law or in equity, MoneyFlow covenants and agrees on demand to indemnify and hold harmless SMSMobility from and against all losses, judgments, amounts paid in settlement of actions or claims, liabilities (whether accrued, actual, contingent or otherwise), claims, costs, deficiencies, damages, expenses (including but not limited to legal fees and disbursements on a solicitor and his own client basis), demands and injury in any manner accruing from, arising out of or with respect to or relating to any representation or warranty of MoneyFlow contained herein being untrue or incorrect or its failure to observe or perform any of its obligations pursuant to this Agreement or any other agreement or instrument executed and delivered by it pursuant to this Agreement.

SECTION   8.3

        Notices.  Every notice, request, demand, direction or other communication required or permitted to be given pursuant to this Agreement by any party to another will be deemed to be well and sufficiently given if in writing and delivered or transmitted by facsimile to the parties at the addresses first above written or to such other address as is specified by the particular party by notice to the others, and any such notice shall be deemed to be received on the day of such delivery.

SECTION   8.4

        Amendment or Termination.  Except as otherwise provided herein, this Agreement may not be amended or terminated except by an instrument in writing executed by both parties hereto.

SECTION   8.5

        Transfer or Assignment.  This Agreement and the rights hereunder may not be transferred or assigned by any party without the written consent of both parties.

SECTION   8.6

        Further Agreements.  The Parties hereto agree that they will prepare, execute and deliver such further or other agreements as may be necessary or expedient to give effect to the transactions contemplated hereunder.

SECTION   8.7

        Governing Law.  This Agreement is and will be deemed to have been made in Nevada and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in Nevada and the rights and remedies of the parties will be determined in accordance with those laws.

SECTION   8.8

        Cumulative Remedies.  The rights of the parties provided in this Agreement are cumulative and no exercise or enforcement by the parties of any right or remedy under this Agreement will preclude the exercise or enforcement by the parties of any other right or remedy under this Agreement or otherwise available to the parties at law or in equity.

SECTION   8.9

        Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if both parties to this Agreement had signed the same document and all counterparts will be construed together and constitute one and the same instrument.

SECTION   8.10

Time.  Time is of the essence in the performance of each obligation under this Agreement.

SECTION   8.11

Further Assurances.  The parties hereto will execute and deliver all such further documents and instruments and do all such further acts and things as any other party reasonably requests to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

SECTION   8.12

Enurement.  This Agreement will enure to the benefit of and be binding on the respective successors and permitted assignees of both parties.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the day and date first above written.

THE COMMON SEAL OF

)

SMSMOBILITY, INC.

)

was hereunto affixed in the

)

presence of:

)

)

C/S

)

Authorized Signatory

)

THE COMMON SEAL OF MONEYFLOW

)

SYSTEMS INTERNATIONAL INC.

)

was hereunto affixed in the presence of:

            )

)

            )

            C/S

Authorized Signatory

)